Exhibit 99.1


Southwest Water to Report 2005 Financial Results
And Host Conference Call on March 16, 2006

LOS ANGELES--March 10, 2006 - Southwest Water Company (NASDAQ:SWWC), a leading provider of water and wastewater services through utility ownership and contract operations, will release its 2005 financial results on Thursday, March 16, 2006. The company will host an investor conference call that same day at 1:30 p.m. Pacific time (4:30 p.m. Eastern) to discuss financial results and operations.

The conference call will be broadcast live over the Internet and can be accessed on Southwest Water Company's website at www.swwc.com. Those wishing to listen to the live call should visit the website and click on the Conference Call link at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those unable to participate in the live broadcast, the call will be archived and accessible on the company's website.

Southwest Water Company provides a broad range of services, including water production, treatment and distribution; wastewater collection and treatment; utility billing and collection; utility infrastructure construction management; and public works services. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people from coast to coast depend on Southwest Water for high-quality, reliable service. Additional information may be found on the company's Web site: www.swwc.com.

For Further Information:
Southwest Water Company
624 S. Grand Ave., Suite 2900
Los Angeles, CA 90017
(213) 929-1800
www.swwc.com
CONTACT:
     DeLise Keim
     Director of Corp. Communications



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